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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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      Date of Report (Date of earliest event reported):  November 3, 2003


                              FTI CONSULTING, INC.
               (Exact Name of Registrant as Specified in Charter)



           Maryland                001-14875                      52-1261113
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
       of incorporation)                                     Identification No.)


      900 Bestgate Road, Suite 1000, Annapolis, Maryland             21401
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          (Address of principal executive offices)                (Zip Code)



      Registrant's telephone number, including area code:  (410) 224-8770


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

      On November 3, 2003, FTI Consulting, Inc. ("FTI") consummated its previously announced acquisition of KPMG LLP's domestic Dispute Advisory Services business (the "DAS Business") for $89,125,000 in cash. The purchase price for the DAS Business was determined on the basis of arm's-length negotiations between FTI and KPMG, and was financed by FTI out of available cash on hand.

      The acquired assets consist primarily of the client relationships and books of business of 26 KPMG partners. FTI has assumed responsibility for completing the engagements managed by the aforementioned KPMG partners and professionals. In addition to the 26 KPMG partners, approximately 125 other billable professionals plus support staff joined FTI, and each of the 26 partners, as well as two other members of the DAS Business leadership group, entered into five-year employment agreements and have become senior managing directors of FTI. FTI and KPMG have entered into a Transition Services Agreement to provide for the orderly transfer of such employees from KPMG's offices to those of DAS.

      The Asset Purchase Agreement dated as of October 22, 2003, among KPMG, DAS Business, LLC, a wholly-owned subsidiary of FTI, and FTI with respect to the foregoing transactions (the "Asset Purchase Agreement"), contains a four-year undertaking by KPMG, subject to certain exceptions, that it will not, directly or indirectly, compete with FTI in the provision of certain services historically performed by the DAS Business, or acquire any ownership interest in any firm that engages in a competing business, or market consulting services using the terms "DAS" or "DAS Services." The Asset Purchase Agreement further provides that, subject to certain exceptions, (a) KPMG will not, for a period of five years, hire or otherwise engage any employee of FTI that provides dispute advisory, litigation support, forensic accounting or investigative services (including the 26 former KPMG partners and other employees joining
FTI in the acquisition) and (b) FTI will not, for a period of five years, hire or otherwise engage any partner or employee in KPMG's Investigative and Integrity Advisory Services business.

      A copy of the Asset Purchase Agreement, together with all exhibits thereto is attached hereto as Exhibit 2.1 and is incorporated herein by reference in its entirety.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired.

      The DAS Business was not a separate reporting unit of KPMG. Accordingly, separate complete historical financial statements for the DAS Business are not available and, in FTI's opinion, the preparation of complete separate financial statements for the DAS Business would require arbitrary allocations of expenses that would not be meaningful to investors. Accordingly, FTI requested that the Commission's Staff not object to the presentation of an audited statement of assets acquired and a statement of operating revenue and expenses directly related to the DAS Business for the year ended September 30, 2003 in satisfaction of Rule 3-05 of Regulation S-X,


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as  required  by Item 7(a) of Form 8-K.  In a letter  dated  November 4, 2003 to
Theodore I. Pincus, Executive Vice President and Chief Financial Officer of FTI, the Commission agreed not to object to this proposed financial statement presentation of the DAS Business in satisfaction of Rule 3-05 of Regulation S-X.

      At the time of the filing of this Current Report on Form 8-K, the aforementioned financial statements required by Item 7(a) of Form 8-K were not yet prepared or available. In accordance with Item 7(a)(4) of Form 8-K an audited statement of assets acquired and a statement of operating revenue and expenses directly related to the DAS Business for the year ended September 30, 2003 will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date hereof.

     (b) Pro Forma Financial Information.

      At the time of the filing of this Current Report on Form 8-K, the pro forma financial information required by Article 11 of Regulation S-X and Item 7(b) of Form 8-K was not yet prepared or available. In accordance with Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed by an amendment to this Current Report on Form 8-K not later than 60 days after the date hereof.

     (c) Exhibits.

         ExhibitNumber          Description
         -------------          -----------
             2.1                Asset Purchase Agreement dated October 22, 2003,
                                by and among KPMG LLP,  DAS Business LLC and FTI
                                Consulting, Inc.


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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              FTI CONSULTING, INC.



Dated: November 13, 2003            By: /s/ Theodore I. Pincus
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                                        Theodore I. Pincus
                                        Executive Vice President and
                                        Chief Financial Officer


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                                 EXHIBIT INDEX



         Exhibit Number     Description
      --------------------  ----------------------------------------------------
             2.1            Asset Purchase Agreement dated as of October 22,
                            2003 by and among KPMG LLP, DAS Business LLC and
                            FTI Consulting, Inc. FTI Consulting, Inc. agrees to furnish supplementally any omitted schedule to the Commission upon request.